Exhibit 99.1

Contact:	Bob Bannon Investor Relations (336) 335-7665
Andrew H. Card, Jr., Former White House Chief of Staff, Joins Lorillard Board of Directors
GREENSBORO, NC, July 28, 2011—Lorillard, Inc. (NYSE:LO), the third largest manufacturer of cigarettes in the United States, today announced the election of Andrew H. Card, Jr., a former White House chief of staff who earlier served as U.S. Secretary of Transportation, to the Lorillard Board of Directors.
“We are delighted that Andy Card is joining the Lorillard board,” said Murray S. Kessler, chairman, president and CEO of Lorillard, Inc. “His broad experience in leadership positions in both government and industry will further strengthen the board’s governance as Lorillard executes its strategic initiatives designed to continue to deliver industry-leading returns.”
Card is joining the board on July 28, 2011. Upon becoming a board member, the Lorillard board will be comprised of nine members, eight of whom are non-executive independent directors.
“I am pleased to join one of the industry’s premier companies,” Card said. “Lorillard is well-positioned to continue to build on its success, and I am eager to play a role in helping Lorillard responsibly achieve its long-term objectives.”
Card served from 2001 to 2006 as White House Chief of Staff for President George W. Bush, and from 1992 to 1993 as Secretary of Transportation for President George H.W. Bush. He was president and chief executive officer for the American Automobile Manufacturers Association, an association of vehicle manufacturers, from 1993 to 1999. Card is currently Acting Dean of the George Bush School of Government and Public Service at Texas A&M University.
About Lorillard, Inc.
Lorillard, Inc. (NYSE: LO), through its Lorillard Tobacco Company subsidiary, is the third largest manufacturer of cigarettes in the United States. Founded in 1760, Lorillard is the oldest continuously operating tobacco company in the U.S. Newport, Lorillard’s flagship menthol-flavored premium cigarette brand, is the top selling menthol and second largest selling cigarette in the U.S. In addition to Newport, the Lorillard product line has four additional brand families marketed under the Kent, True, Maverick, and Old Gold brand names. These five brands include 43 different product offerings which vary in price, taste, flavor, length and packaging. Lorillard maintains its headquarters and manufactures all of its products in Greensboro, North Carolina.
Forward-Looking Statements
Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “may,” “will be,” “will continue,” “will likely result” and similar expressions. In addition, any statement that may be provided by management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible actions by Lorillard, Inc. are also forward-looking statements as defined by the Reform Act.

Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those anticipated or projected. Information describing factors that could cause actual results to differ materially from those in forward-looking statements is available in Lorillard, Inc.’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available from the SEC over the Internet or in hard copy, and are available on our website at www.lorillard.com. Forward-looking statements speak only as of the time they are made, and we expressly disclaim any obligation or undertaking to update these statements to reflect any change in expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.